Artisan Partners Asset Management Inc. Reports August 2015 Assets Under Management
Milwaukee, WI - September 10, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of August 31, 2015 totaled $101.5 billion. Separate accounts accounted for $45.7 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $55.8 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of August 31, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	29,683
Non-U.S. Small-Cap Growth	1,263
Global Equity	750
Global Small-Cap Growth	133

U.S. Value Team
U.S. Mid-Cap Value	9,903
U.S. Small-Cap Value	1,059
Value Equity	1,884

Growth Team
U.S. Mid-Cap Growth	15,820
U.S. Small-Cap Growth	2,365
Global Opportunities	6,442

Global Value Team
Non-U.S. Value	16,640
Global Value	14,099

Emerging Markets Team
Emerging Markets	547

Credit Team
High Income	829

Developing World Team
Developing World	69

Firm Total	$101,486

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com